Exhibit 23

                    Consent of Independent Public Accountants

      As independent public accountants, we hereby consent to the incorporation by reference of our report for Thermedics Inc. dated February 10, 2000 (except with respect to the matters discussed in Note 16, as to which the date is March 8, 2000), included in or made a part of this Form 10-K, into the Company's previously filed Registration Statement No. 2-93746 on Form S-8, Registration Statement No. 33-00183 on Form S-8, Registration Statement No. 2-93747 on Form S-8, Registration Statement No. 33-8992 on Form S-8, Registration Statement No. 33-31621 on Form S-8, Registration Statement No. 33-9215 on Form S-8, Registration Statement No. 33-43707 on Form S-3, Registration Statement No. 33-40866 on Form S-3, Registration Statement No. 33-64070 on Form S-8, Registration Statement No. 33-86972 on Form S-8, Registration Statement No. 33-86974 on Form S-8, Registration Statement No. 033-65279 on Form S-8, Registration Statement No. 033-61435 on Form S-8, Registration No. 333-02149 on Form S-3, Registration No. 333-32035 on Form S-3, and Registration Statement No. 333-77487 on Form S-8.



                                                     Arthur Andersen LLP



Boston, Massachusetts
March 21, 2000